UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported):
March 12, 2025

BGSF, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36704	26-0656684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
5850 Granite Parkway, Suite 730
Plano, Texas 75024
(Address of principal executive offices, including zip code)

(972) 692-2400
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BGSF	NYSE

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Chief Financial Officer and Secretary

On March 12, 2025, the Board of Directors of BGSF, Inc. (“BGSF” or the “Company”) approved the appointment of Keith Schroeder, age 69, as Chief Financial Officer and Secretary of the Company, effective March 18, 2025 (the “Commencement Date”).

Mr. Schroeder brings over 40 years of experience in accounting, corporate control and reporting, finance, operations, and as Chief Executive Officer and Chief Financial Officer strategic roles. Before joining the Company, Mr. Schroeder served as President and Chief Executive of Novipax Buyer, LLC in a carve-out transaction from December 2020 through September, 2024. Before this, Mr. Schroeder served as Chief Financial Officer of Novipax LLC from February 2019 to November 2020. Schroeder was also Chief Financial Officer and promoted to President and Chief Executive Officer of Xcaliber International LTD, LLC from 2016 to 2018. Between 2002 and 2016, Mr. Schroeder served as Chief Financial Officer for Orchids Paper Products. Earlier in his career, he worked in the large accounting and finance organizations for Cummins Engine Company and Atlas Van Lines, Inc. Mr. Schroeder earned his Bachelor of Science in Business Administration in Accounting and is a Certified Public Accountant (inactive).

On March 12, 2025 (effective February 24, 2025), B G Staff Services, Inc., a subsidiary of the Company, entered into an Executive Employment Agreement (the “Employment Agreement”) with Mr. Schroeder. The Employment Agreement remains in effect through December 31, 2027, and then under successive one-year extensions unless written notice of non-renewal is given in accordance with the Employment Agreement. The initial annualized base salary will be $350,000 and will be raised to $375,000 effective on March 13, 2026, and to $400,000 effective on March 13, 2027. Mr. Schroeder’s annualized base salary may be evaluated by the Compensation Committee, but may not be less than the then effective base salary. Mr. Schroeder will receive an equity grant in the amount of $200,000, consisting of 50% stock options (with three year cliff vesting on March 13, 2028) and 50% restricted stock (with three year cliff vesting on March 13, 2028), in each case, subject to accelerated vesting upon a change of control and upon other specified events.

Mr. Schroeder is eligible to receive an annual bonus based on the Company achieving certain adjusted EBITDA levels as reported in the Company’s financial statements for the applicable fiscal year and set forth in the applicable variable pay plan. Moreover, if certain acquisitions occur during his employment period, and Mr. Schroeder is involved in the acquisition as described in the Employment Agreement, Mr. Schroeder will receive a bonus equal to 1% of the acquired company’s adjusted EBITDA, as determined by the Company’s Board of Directors, for the first 12 months after the acquisition’s closing date. The Compensation Committee may also grant discretionary bonuses, stock options, or restricted stock. Incentive-based compensation, payments, and benefits provided to Mr. Schroeder under the Employment Agreement will be subject to claw back under certain circumstances as described in the Employment Agreement.

In the event that Mr. Schroeder’s employment is terminated for any reason, he is eligible to receive his accrued but unpaid base salary, earned but unpaid acquisition bonus, and (if the termination is due to death, involuntary termination without “cause,” termination for “good reason,” or expiration of the employment period) earned but unpaid bonus for the preceding fiscal year and a prorated bonus for the fiscal year in which the termination occurs (each as described in the Employment Agreement). In the event Mr. Schroeder’s employment is terminated without “cause” or for “good reason,” or as a result of the Company’s non-renewal, Mr. Schroeder will also receive a severance amount equal to 12 months of base salary and an additional amount equal to COBRA premiums for 18 months, which severance amounts are contingent upon Mr. Schroeder’s execution and non-revocation of a separation and release agreement. Mr. Schroeder will also become fully vested in any outstanding equity awards, subject to the conditions specified in the Employment Agreement.

In the event Mr. Schroeder is terminated by the Company without “cause” or by Mr. Schroeder after a “change of control” within one year after such “change of control,” then the aforementioned severance amounts would be increased from 12 months to 18 months of base salary and Mr. Schroeder would become vested in any outstanding equity awards, subject to the execution and non-revocation of a separation and release agreement.

On March 12, 2025 (effective February 24, 2025), the Company and Mr. Schroeder have also entered into a confidentiality, non-solicitation, non-interference, and non-competition agreement. Pursuant to the agreement, Mr. Schroeder generally agrees not to disclose our confidential information (as defined in the agreement) and, for a period of 18 months following his termination, not to solicit our client partners, interfere with our client partner or supplier relationships, or solicit our team members. Mr. Schroeder also agrees not to compete with us for a period of 12 months after termination of employment.

On March 12, 2025, the Company also entered into an Indemnification Agreement with Mr. Schroeder. The Indemnification Agreement clarifies, and supplements indemnification provisions already contained in the Company’s Bylaws and generally provides for indemnification of Mr. Schroeder to the fullest extent permitted by Delaware law, subject to certain exceptions, against expenses, judgments, fines, and other amounts actually and reasonably incurred in connection with his service as an executive officer and also provides for rights to advancement of expenses.

There are no family relationships between Mr. Schroeder and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company, no arrangements or understandings between Mr. Schroeder and any other person pursuant to which he was appointed as Chief Financial Officer and Secretary, and no transactions between Mr. Schroeder and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Resignation of Chief Financial Officer and Secretary

On March 12, 2025, John Barnett resigned as the Chief Financial Officer and Secretary of the Company and its subsidiaries, effective as of March 17, 2025. Mr. Barnett’s resignation was part of the Company’s leadership succession plan, and Mr. Barnett will continue to work for the Company in an advisory capacity through an undefined transition period.

The descriptions of the Employment Agreement and the Indemnification Agreement set forth in this Item 5.02 are not complete and are qualified in their entirety by reference to the full text of such agreements.

Item 9.01	Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description
10.1	Form of Indemnification Agreement for director and executive officers of BGSF, Inc. (incorporated by reference from the registrant’s Current Report on Form 8-K filed on February 4, 2014)
10.2	Executive Employment Agreement, dated as of March 12, 2025 (effective as of February 24, 2025), between B G Staff Services, Inc. and Keith Schroeder
104.0	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BGSF, INC.

Date:	March 18, 2025		/s/ Keith Schroeder
		Name: Title:	Keith Schroeder Chief Financial Officer and Secretary (Principal Financial Officer)